UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 25, 2021

COMSOVEREIGN HOLDING CORP.

(Exact name of registrant as specified in charter)

Nevada	333-150332	46-5538504
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

5000 Quorum Drive, Suite 400 Dallas, TX	75254
(Address of Principal Executive Offices)	(zip code)

(904) 834-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	COMS	The Nasdaq Stock Market LLC

Warrants to purchase Common Stock	COMSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 25, 2021 (the “Closing Date”), ComSovereign Holding Corp. (the “Company,” “we,” “us,” or “our company”) entered into an Share Purchase Agreement dated as of February 25, 2021 (the “Purchase Agreement”) by and among our company, Sky Sapience Ltd., a company organized under the laws of the State of Israel (“SKS”), certain of the shareholders of SKS, and Neuberger, Quinn, Gielen, Rubin & Gibber P.A., solely in its capacity as the Shareholders’ Representative (as defined therein), pursuant to which, subject to the terms and conditions of the Purchase Agreement, we purchased or agreed to purchase all of the issued and outstanding capital stock of SKS and SKS will become a wholly-owned subsidiary of our company.

Since its founding in 2010, SKS’s tethered hovering technology has provided long-duration, mobile and all-weather Intelligence, Surveillance and Reconnaissance (“ISR”) capabilities to customers worldwide for both land and marine based applications. Its innovative technologies include fiber optic tethers that enable secure, high-capacity communications, including support for commercial 4G and 5G wireless networks. SKS’s flagship HoverMast line of quadrotor-tethered drones feature uninterruptible ground-based power, fiber optic communications for cyber immunity, and the ability to operate in GPS-denied environments while delivering dramatically-improved situational awareness and communications capabilities to users. HoverMast is utilized by the Israeli government for border patrol and coastal applications and is also deployed in several international markets.

Pursuant to the Purchase Agreement, on the Closing Date, we paid approximately $2.7 million to repay in full an outstanding third-party secured loan to SKS. In addition, we agreed to issue to the shareholders of SKS, the holders of outstanding options or warrants of SKS and certain other entities with which SKS had contractual obligations an aggregate of 2,555,209 shares of our common stock, par value $0.001 per share, in consideration of the purchase of all outstanding shares of SKS and the cancellation of such outstanding options, warrants and contractual obligations.

The Purchase Agreement contains customary representations, warranties and covenants of our company, on the one hand, and SKS and its shareholders, on the other hand. The Purchase Agreement also provides that we and the former shareholders of SKS will indemnify each other for breaches of the warranties and covenants of such party, as well as certain other matters, subject to certain specified limitations, including, among other things, limitations on the period during which a party may make certain claims for indemnification and limitations on the amounts for which a party may be liable.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1, which is incorporated herein by reference thereto.

The Purchase Agreement has been filed as an exhibit hereto to provide our investors and security holders with information regarding its terms and is not intended to provide any factual information about our company or SKS. The representations, warranties and covenants set forth in the Purchase Agreement were made solely between the parties to the Purchase Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to investors or security holders, or may have been used for the purpose of allocating risk between the parties to the Purchase Agreement rather than establishing matters as facts. Information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in our public disclosures. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02 in its entirety. The shares of common stock issuable pursuant to the Purchase Agreement will be issued in a transaction exempt from registration under the Securities Act in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. Each of the recipients of our shares of common stock has represented that it was an “accredited investor,” as defined in Regulation D, and was acquiring the securities described herein for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the shares of common stock have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 25, 2021, our board of directors appointed Harold “Bud” Patterson as our Chief Operating Officer, effective immediately.

Mr. Patterson, age 59, has over 30 years of operational and engineering experience in the development of wireless communications systems and semiconductors. He most recently served as Chief Operating Officer of our Silver Bullet Technology subsidiary, where he has been employed since 2009 and where he led an expert team in successfully delivering commercial products and government projects while managing on-shore and off-shore manufacturing resources to build low and high-volume products, including management of export restricted materials. Mr. Patterson has a unique interdisciplinary skill set and holistic approach to the design-for-manufacturing process, which results in manufacturable products on tight engineering schedules. Recent commercial successes include the design through production delivery of an embedded IoT platform for the automotive telematics market. Government successes include delivery of software defined radio platforms for multiple DARPA STO programs. Previous roles and companies include Vice President of Operations at Coretex, and Vice President Engineering at Tranzeo Wireless, Sensoria Corporation and Accelerix, as well as senior engineering management roles at MOSAID Technologies, Rockwell Semiconductor Systems and Brooktree Corporation. Mr. Patterson holds a B.S. in Chemical Engineering from Michigan State University and graduated from the Leadership and Management Program at the University of California San Diego.

There are no family relationships between Mr. Patterson and any director or other executive officer of our company, nor are there any transactions to which we were or are a participant and in which Mr. Patterson has a material interest subject to disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Patterson and any other person pursuant to which he was selected as an officer of our company.

Item 8.01 Other Information.

On March 1, 2021, we issued a press release announcing our acquisition of SKS. A copy of the press release is attached as Exhibits 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information under this Item 8.01, including Exhibit 99.1, is deemed “furnished” and not “filed” under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Share Purchase Agreement dated as of February 25, 2021 among COMSovereign Holding Corp., Sky Sapience Ltd., the shareholders of Sky Sapience Ltd. party thereto, and Neuberger, Quinn, Gielen, Rubin & Gibber P.A., solely in its capacity as the Shareholders’ Representative.

99.1	Press release dated March 1, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2021	COMSovereign Holding Corp.

	By:	/s/ Daniel L. Hodges
Daniel L. Hodges
Chief Executive Officer

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